Exhibit 99.1

FOR FINAL DISTRIBUTION

TRX REPORTS SECOND QUARTER 2007 RESULTS

ATLANTA, 09 AUGUST 2007 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter ended 30 June 2007.

Total revenues excluding client reimbursements for the second quarter of 2007 were $24.5 million compared with $29.4 million in the second quarter of 2006. Net loss for the second quarter was ($0.4) million compared with net income of $1.8 million in the second quarter of 2006. Net loss per diluted share was ($0.02) compared to net income per share of $0.10 per diluted share for the second quarter of 2006.

Revenues from transaction processing services for the second quarter of 2007 decreased to $16.6 million from $19.3 million in the second quarter of 2006. Revenues from data reporting services were $6.8 million, compared with $4.2 million in the prior year. Revenues from customer care activities decreased 81% to $1.1 million, as the company continues to execute on its previously announced strategy of transitioning away from call center services.

Adjusted EBITDA was $2.7 million for the quarter, a decline from $5.5 million in the second quarter of 2006.

For the six months ended 30 June 2007, revenues excluding client reimbursements were $49.7 million, compared to $60.6 million in 2006. Net results for the six months ended 30 June 2007 were essentially breakeven, compared with net income of $4.7 million for the first six months of 2006, and Adjusted EBITDA was $6.2 million, compared with $11.2 million for the first six months of 2006.

“We have been focusing on the goals we established for 2007,” said TRX President & CEO Trip Davis. “It is a transformational year. We completed the integration of Hi-Mark Software into TRX and are seeing the positive effect of this acquisition on our company.”

“Our innovation efforts in data reporting and online booking are underway. We are moving deliberately and making investments to support long-term growth in TRX. Our business continues to experience a shift toward data consolidation and reporting, where our investments of the past year have been concentrated. We expect these trends to continue through the second half of the year,” Davis said.

Based upon its expectations for revenues and expenses in the coming quarters, TRX reiterated its guidance for fiscal 2007:

•	2007 revenues excluding client reimbursements of $85 to $90 million.
•	2007 Adjusted EBITDA of $8 to $10 million, or $0.44 to $0.55 per diluted share.
•	GAAP diluted income (loss) per share excluding the effects of non-cash stock compensation are expected to be ($0.10) to $0.00 for the year on a base of 18.3 million diluted shares.

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Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 09 August at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
REVENUES:
Transaction processing	$16,625	$19,330	$34,103	$39,411
Data reporting	6,758	4,247	13,482	8,180
Customer care	1,104	5,804	2,155	13,028

Transaction and other revenues	24,487	29,381	49,740	60,619
Client reimbursements	113	637	735	1,156

Total revenues	24,600	30,018	50,475	61,775

EXPENSES:
Operating	13,785	16,933	28,557	35,249
Selling, general and administrative	4,598	4,370	8,859	9,614
Technology development	3,602	2,916	6,623	5,278
Client reimbursements	113	637	735	1,156
Restructuring	—	932	—	839
Depreciation and amortization	2,832	2,610	5,620	5,245

Total expenses	24,930	28,398	50,394	57,381

OPERATING (LOSS) INCOME	(330)	1,620	81	4,394

INTEREST INCOME (EXPENSE):
Interest income	84	275	236	523
Interest expense	(159)	(88)	(299)	(185)

Total interest (expense) income, net	(75)	187	(63)	338

NET (LOSS) INCOME	$(405)	$1,807	$18	$4,732

Net (Loss) Income per Share
Basic and diluted	$(0.02)	$0.10	$0.00	$0.27

Weighted Average Shares Outstanding
Basic	18,273	17,676	18,244	17,670
Diluted	18,273	17,676	18,247	17,670

Other Data:
Adjusted EBITDA	$2,736	$5,501	$6,154	$11,175
Capital expenditures	$2,018	$4,550	$3,386	$5,128
Transaction processing volumes	22,018	21,632	45,009	44,917

	As of June 30, 2007	As of December 31, 2006
Consolidated Balance Sheet Data:
Cash and cash equivalents	$14,512	$24,444
Total shareholders’ equity	45,023	41,132

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net (loss) income	$(405)	$1,807	$18	$4,732
Depreciation and amortization	2,832	2,610	5,620	5,245
Interest expense (income), net	75	(187)	63	(338)

EBITDA	2,502	4,230	5,701	9,639
Stock compensation expense	234	339	453	697
Restructuring expenses (1)	—	932	—	839

Adjusted EBITDA	$2,736	$5,501	$6,154	$11,175

(1)	In fiscal 2006, we recorded restructuring expenses for severance, lease abandonment and associated asset impairment charges from the closure of certain customer care operations.